EXHIBIT 10.1

AGREEMENT

This Agreement (this “Agreement”) is dated effective as of April 25th, 2008 (the “Effective Date”) by and between GABRIEL TECHNOLOGIES CORPORATION, a Delaware corporation (the “Company”) and NICHOLAS A. FEGEN (the “Consultant”).  The Company and Consultant are sometimes hereinafter referred to individually as a “Party” and collectively as the “Parties”.

RECITALS:

WHEREAS, the Consultant has in the past (a) served as an independent contractor providing business development, financial consulting, investor relations, strategic planning, and other services to the Company, and (b) acted as a non-exclusive finder in connection with the sale by the Company of its debt or equity securities (a “Transaction”) to one or more “accredited investors” (as defined in Rule 501 of Regulation D promulgated by the Securities and Exchange Commission) (each, an “Investor”), (such services are referred to as the “Consulting Services”);

WHEREAS, the Company and Consultant desire to settle in full all outstanding obligations of the Company to the Consultant for Consulting Services rendered through the Effective Date pursuant to the terms of this Agreement;

WHEREAS, pursuant to those certain Subscription Agreements dated November 1, 2004 and December 1, 2004, Consultant purchased 1,000,000 shares of the Company’s common stock, par value $.001 per share (the “Common Stock”), at an aggregate purchase price of $2,500,000 (the “Purchase Price”);

WHEREAS, as of the date hereof, $1,470,000 of the Purchase Price (the “Subscription Receivable”) remains unpaid, which represents the Purchase Price for 588,000 of the 1,000,000 shares of Common Stock (the “Unpaid Shares”); and

WHEREAS, the Company is willing to forgive the Subscription Receivable in exchange for Consultant’s agreement to reduce by 588,000 stock equivalent units the number of stock equivalent units that the Company would otherwise have issued to Consultant for Consulting Services, on the terms and subject to the conditions contained herein.

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Consultant hereby agree as follows:

1.    COMPENSATION AND CANCELLATION OF SUBSCRIPTION RECEIVABLE.  In consideration of, and in full settlement of all obligations of the Company for any and all Consulting Services rendered by the Consultant, the Company shall issue to Consultant, within 3 Business Days after the Effective Date, 308,650 stock equivalent units of the Company (“Units”). Concurrent with execution of this Agreement and the issuance of the Units, the Parties shall enter into a Stock Equivalent Unit Participation Agreement (“Participation Agreement”) in form of Exhibit A attached hereto. The Units shall not be certificated, will be governed by this Agreement and the Participation Agreement, and will be represented solely by an account to be maintained by the Company as set forth in the Participation Agreement

The Parties acknowledge and agree that the compensation provided for in this Section 3 shall be the sole and exclusive compensation to be received by Consultant for any and all prior services rendered to the Company up to and including the Effective Date. Any agreement between the Consultant and the Company is terminated, effective immediately, at no cost to either party

2.    NONDISCLOSURE OF PROPRIETARY INFORMATION.  Consultant acknowledges that he has received information relating to the Company’s and any of its affiliates’ assets, operations, clients, and past, present, and future businesses, including without limitation developments, technical data, intellectual property, specifications, designs, ideas, product plans, research and development, personal information, financial information, customer lists, business methods and operations, strategic plans, marketing plans and pricing information, all of which are proprietary to the Company and involve trade secrets, know-how, techniques, and combinations of known information of a character regarded by the Company as confidential, as well as other information that the Company has indicated to be confidential or which, by the nature of the information or the circumstances of its disclosure, Consultant ought reasonably to consider confidential (all of the foregoing, collectively, the “Proprietary Information”).  The Proprietary Information does not include information which (i) at the time it is disclosed by the Consultant was already in the public domain; (ii) is subsequently published or publicly disclosed by persons other than Consultant through no fault of Consultant; (iii) is subsequently acquired by Consultant from a third party having no obligation of confidentiality toward the Company with respect to such information; or (iv) is known to Consultant at the time of disclosure, provided that Consultant shall have the burden of establishing such prior knowledge by competent written proof. If Consultant is compelled by law to disclose Confidential Information, he shall use his best efforts to give the Company 10 days prior written notice of compelled disclosure and shall limit such disclosure to the extent legally possible.

Consultant agrees that Consultant will not disclose any Proprietary Information to any person or entity, except with the Company’s consent, and that, similarly, without the Company’s consent, will not use such information for the benefit of any person or entity other than the Company at any time. Consultant agrees that Consultant will deposit with or return to the Company all copies (in any media, including, without limitation, electronic storage media) of documents, records, notebooks or any other information or documentation of the Company’s Proprietary Information, and all derivatives thereof, whether the Proprietary Information or documentation that was developed or prepared by Consultant or by others. Consultant acknowledges that this covenant of nondisclosure is an integral part of this Agreement and is given in consideration of the engagement of Consultant and the other consideration granted in this Agreement.

3.    COMPANY’S REPRESENTATIONS.  Company represents and warrants with and to Consultant as follows

(a)	The Company is free to enter into this Agreement and to perform each of its terms and covenants hereunder.

(b)
The Company is not restricted nor prohibited, contractually or otherwise, from entering into and performing this Agreement, and the Company’s execution and performance of this Agreement is not a violation or breach of any other agreements between the Company and any other person or entity.

(c)	This Agreement is a legal, valid and binding agreement of the Company, enforceable in accordance with its terms.

4.    CONSULTANT REPRESENTATIONS.  Consultant represents and warrants with and to the Company as follows:

(a)	Consultant is free to enter into this Agreement and to perform each of its terms and covenants hereunder.

(b)
Consultant is not restricted nor prohibited, contractually or otherwise, from entering into and performing this Agreement, and Consultant’s performance of this Agreement, and the receipt of compensation hereunder, is not a violation or breach of any federal, state or local order, law or regulation of any governmental body, or a violation or breach of any agreements between Consultant and any other person or entity.

(c)	This Agreement is a legal, valid and binding agreement of Consultant, enforceable in accordance with its terms.

(d)
Neither Consultant nor any agent of Consultant has: (i) participated in any negotiations between any Investor and the Company; (ii) handled any funds from any Investor; (ii) made any recommendations to a potential Investor regarding the Company or an investment in the Company; (iii) participated in any advertisement, endorsement or solicitation regarding an Investor’s investment in the Company; (iv) participated in the preparation or distribution of any materials relating to the investment by an Investor in the Company; (v) performed any independent analysis or due diligence or rendeedr any advice regarding the valuation of an investment by any Investor in the Company; (vi) assisted any Investor in obtaining any financing for investment by any Investor in the Company; (vii) been associated with or subject to the direction, control or supervision of the Company; or (viii) been, engaged in the business of effecting transactions in securities for the account of others.

(e)	Neither Consultant nor any agent of Consultant is an officer, director, controlling person or employee of the Company or any of its affiliates.

(f)
Consultant is not, and was not at the time of any Transaction, required to register with the United States Securities and Exchange Commission as a Broker or Dealer (as such terms are defined in Section 3 of the Securities Exchange Act of 1934, as amended) in order to consummate the transactions described in this Agreement.

(g)	Consultant recognizes that acquiring the Units involves a high degree of risk and is suitable only for persons of adequate financial means who have no need for liquidity of the Units;

(h)	Consultant (i) is competent to understand and does understand the nature of the Units, and (ii) is able to bear the economic risk of the Units;

(i)	Consultant is an accredited investor as defined in Rule 501 of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”);

(j)
Consultant has significant prior investment experience, including investment in nonlisted and nonregistered securities, and recognizes the highly speculative nature of this investment, and is able to bear the economic risk hereby assumed;

(k)
All information regarding the Company which was requested or desired by Consultant has been furnished, all other documents which could be reasonably provided have been made available for inspection and review, and Consultant believes that such information is sufficient to make an informed decision with respect to its acquiring the Units;

(l)	Consultant is acquiring the Units for its own account, for investment, and not for distribution or resale to others; and

(m)
Consultant may not assign or transfer the Units except by will, by the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined in the Internal Revenue Code of 1986, as amended.

5.    INDEMNIFICATION BY CONSULTANT.  Consultant agrees to indemnify, defend, and shall hold harmless the Company, its subsidiaries, directors, officers, employees and agents, from and against any and all claims, demands, causes of action, debts or liabilities, including reasonable attorneys’ fees (collectively, “Damages”), to the extent that any such Damages is based upon or arises out of (i) a breach of any of Consultant’s representations and warranties contained herein, (ii) the gross negligence or willful misconduct of Consultant, or (iii) a violation of any federal or state laws by Consultant.

6.    SEVERABILITY AND SAVINGS CLAUSE.  If any one or more of the provisions contained in this Agreement is for any reason (i) objected to, contested or challenged by any court, government authority, agency, department, commission or instrumentality of the United States or any state or political subdivision thereof, or any securities industry self-regulatory organization (collectively, “Governmental Authority”), or (ii) held to be invalid, illegal or unenforceable in any respect, the Parties hereto agree to negotiate in good faith to modify such objected to, contested, challenged, invalid, illegal or unenforceable provision. It is the intention of the Parties that there shall be substituted for such objected to, contested, challenged, invalid, illegal or unenforceable provision a provision as similar to such provision as may be possible and yet be acceptable to any objecting Governmental Authority and be valid, legal and enforceable. Further, should any provisions of this Agreement ever be reformed or rewritten by a judicial body, those provisions as rewritten will be binding, but only in that jurisdiction, on Consultant and the Company as if contained in the original Agreement. The invalidity, illegality or unenforceability of any one or more provisions hereof will not affect the validity and enforceability of any other provisions hereof.

7.    SUCCESSORS; ASSIGNMENT.  This Agreement and the rights and obligations under this Agreement shall be binding upon and inure to the benefit of the Parties to this Agreement and their respective successors and permitted assigns. Neither this Agreement nor any rights or benefits under this Agreement may be assigned by either Party to this Agreement without the other Party’s prior written consent.

8.    ENTIRE AGREEMENT; AMENDMENT.  This Agreement and the Participation Agreement supersede any and all other agreements, either oral or in writing, between the Parties with respect to the engagement and compensation of the Consultant by the Company (including any previously executed agreement that has not been fully performed by both Parties), and contains all of the covenants and agreements between the Parties with respect thereto. This Agreement can only be amended by the Parties in writing, executed by the Party against whom enforcement of any modifications may be sought.

9.    GOVERNING LAW.  This Agreement will be governed and construed in accordance with the laws of Omaha, Nebraska, without resort to the conflict of law principles thereof.  Any lawsuit brought to enforce or interpret this Agreement must be filed and prosecuted in the state court (or federal court if the requirements of federal jurisdiction are met), as the case may be, sitting in Douglas County, Nebraska, and each of the Parties hereby voluntarily submits to the jurisdiction of such court for such purpose and hereby voluntarily waives any defense or objection to the exercise of such jurisdiction by any such court.

10.    NOTICES.  All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if (i) personally delivered, (ii) sent by nationally-recognized overnight carrier or (iii) sent by registered or certified mail, postage prepaid, return receipt requested, addressed to the addresses set forth below each Party’s name on the signature page hereto, or to such other address as the Party to whom notice is to be given may have furnished to each other Party in accordance herewith. Any such communication shall be deemed to have been given (i) when delivered, if personally delivered, (ii) on the first Business Day after dispatch, if sent by nationally recognized overnight courier and (iii) on the third Business Day following the date on which the piece of mail containing such communication is posted, if sent by mail. As used in this Agreement, “Business Day” means a day that is not a Saturday, Sunday or a day on which banking institutions in the city to which the notice or communication is to be sent are not required to be open.

11.    THIRD PARTY BENEFICIARY.  No person, firm, group or corporation is a third party beneficiary of this Agreement.

12.    COUNTERPARTS; ELECTRONIC DELIVERY.  This Agreement may be executed in any number of original counterparts, each of which having been so executed and delivered shall be deemed an original and all of which, collectively, shall constitute one agreement; it being understood and agreed that the signature pages may be detached from one or more such counterparts and combined with the signature pages from any other counterparts in order that one or more fully executed originals may be assembled.  A copy of an executed counterpart signature page signed by a Party may be delivered by facsimile or other electronic transmission and, upon such delivery, a print out of the transmitted signature of such Party will have the same effect as if a counterpart of this Agreement bearing an original signature of that Party had been delivered to the other Party.

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IN WITNESS WHEREOF, the Parties hereto have executed and delivered this Agreement in Omaha, Nebraska effective as of the day and year first above written.

COMPANY: GABRIEL TECHNOLOGIES CORPORATION

By:	/s/ Ronald Gillum
Name: RONALD GILLUM
Title: President
Address: 4538 S. 140th Street, Omaha, NE 68137

CONSULTANT:

By:	/s/ Nicholas A. Fegen
Name: NICHOLAS A. FEGEN
Address: 675 Southfork Drive, Waukee, IA 50263

EXHIBIT A

FORM OF STOCK EQUIVALENT UNIT PARTICIPATION AGREEMENT

GABRIEL TECHNOLOGIES CORPORATION
STOCK EQUIVALENT UNIT
PARTICIPATION AGREEMENT

STOCK EQUIVALENT UNIT PARTICIPATION AGREEMENT (this “Agreement”) entered into this 25th day of April, 2008 (the “Effective Date”), between GABRIEL TECHNOLOGIES CORPORATION, a Delaware corporation (the “Corporation”), and NICHOLAS A. FEGEN (the “Holder”).

WHEREAS, the Holder has provided Consulting Services to the Corporation resulting in an obligation (the “Obligation”) of the Corporation to Holder as more specifically described in that certain Agreement dated effective April 25th, 2008 (the “Obligation Exchange Agreement”), and has agreed to exchange such Obligation for 308,650 Units (as defined below); and

WHEREAS, the Corporation and the Holder desire to memorialize and set out their respective rights and obligations with respect to the Units.

NOW, THEREFORE, in consideration of the mutual premises and undertakings set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    Definitions.  The following words have the following meanings for purposes of this Agreement.

(a)    “Change of Control” means the earliest date upon which one of the following events occurs:

(i)    Acquisition by any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2)  of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of either (A) the Shares (as defined below) or (B) the combined voting power of the then-outstanding voting securities of the Corporation entitled to vote generally in the election of directors of the Corporation; provided, however, that for purposes of this Subsection (i), the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Corporation, (B) any acquisition by the Corporation, (C) any acquisition by any employee  benefit plan (or related trust) sponsored or maintained by the Corporation or any affiliated company, or (D) any acquisition by any corporation pursuant to a transaction that complies with clauses (A), (B), or (C) of Subsection (ii) below);

(ii)    Consummation of a reorganization, merger, consolidation or sale or other disposition of all or a significant part of the assets (other than in the ordinary course of business) of the Corporation or of any of the Corporation’s wholly or partly owned subsidiary companies, including without limitation Trace Technologies, LLC, a Nebraska limited liability company (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial holders of the Shares (as defined below) immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that, as a result of such Business Combination, owns the Corporation or all or substantially all of the Corporation‘s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership of the Shares immediately prior to such Business Combination, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 35% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Corporation’s Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(iii)    Approval by the stockholders of the Corporation of a complete liquidation or dissolution of the Corporation.

(b)    “Dividend Distribution Date” means the date on which the Corporation pays a cash dividend to the holder of a Share.

(c)    “Settlement Date” means the date upon which the Stockholders of the Corporation receive proceeds resulting from a Change of Control.

(d)    “Share” means one share and “Shares” means more than one share of the Corporation’s issued and outstanding common stock, $0.001 par value, as the same is constituted from time to time.

(e)    “Stockholder” means a holder of Shares.

(f)    “Unit” means a contractual right of the Holder to receive a certain amount or value of property from the Corporation equal to a certain amount or value of property received by a Stockholder with respect to a Share, in accordance with the terms and conditions of this Agreement.

2.    Acknowledgement of Receipt of Units and Cancellation of Obligation.

(a)    The Holder hereby acknowledges receipt of 308,650 Units from the Corporation under the Obligation Exchange Agreement and agrees that such Units shall be subject to the terms and conditions of this Agreement.  Holder further acknowledges and agrees that such Units were received in exchange for the cancellation of the Corporation’s Obligation, as described in the Obligation Exchange Agreement.

(b)    The Corporation hereby acknowledges the issuance of 308,650 Units to the Holder under the Obligation Exchange Agreement and agrees that such Units shall be subject to the terms and conditions of this Agreement.  The Corporation further acknowledges and agrees that such Units were issued in exchange for the cancellation of the Corporation’s Obligation, as described in the Obligation Exchange Agreement.

3.    Rights of Holders of Units.  In accordance with the terms of this Agreement, on the Settlement Date and each Dividend Distribution Date, if any, the Holder of a Unit, with respect to each Unit held, shall be entitled to receive an amount equal to the value of the amount paid or distributed to each Stockholder with respect to each Share, in the form of cash or, at the election of the Corporation, other property with a value equal to the property otherwise distributable or payable under the terms of this Agreement.  Any such amount or distribution to which a Holder becomes entitled shall be paid or made by the Corporation to such Holder within five (5) Business Days (as defined below) of such Settlement Date or Dividend Distribution Date.  By way of illustration of the amounts or distributions to which a Holder may become entitled, if on the Settlement Date, a Stockholder of the Corporation receives $1.00 for each Share held by such Stockholder, then Holder will receive a cash payment equal to $1.00 times the number of Units held by Holder.  Similarly, if on the Settlement Date, each Stockholder of the Corporation receives 5 shares of common stock of the acquiring company, with a value of $2.00, for each Share held by such Stockholder, then Holder will receive, at the Corporation’s election, either (a) a cash payment equal to $2.00 times the number of Units held by Holder, or (b) 5 shares of common stock of the acquiring company for each Unit held by Holder.  Likewise, if on the Dividend Distribution Date, each Stockholder of the Corporation receives a Dividend Distribution Payment of $0.25 per Share in cash, then Holder will receive a cash payment equal to $0.25 times the number of Units held by the Holder.  The Corporation shall have the right to deduct, from any payment or distribution hereunder, any taxes required by law to be withheld from the Holder with respect to such payment or distribution and, in furtherance thereof, Holder shall provide any documentation or completed form as may be requested by Corporation related to or in connection with the determination of any such withholding.  For the avoidance of doubt, amounts will only be payable or distributable under this Agreement upon the occurrence of an event specifically described herein and, further, no amount shall be payable or distributable to a Holder upon the mere change in value of a Share in the absence of such occurrence.

4.    No Rights as a Stockholder.  The Holder, in its capacity as a Holder of Units, shall have no rights as a Stockholder of the Corporation.  No Shares or other equity interest in the Corporation shall be issued pursuant to this Agreement.

5.    Adjustments to Units; No Limitation on Corporation Action.

(a)    In the event of a change in the number of Shares by reason of the Corporation implementing any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares or other similar corporate change, so long as such change does not result in a Change of Control, the Corporation shall adjust the number of Units issued to Holder in the Holder’s Account (as defined in Section 7) as is necessary and appropriate and, further, any such adjustment made shall be conclusive and binding on the parties hereto.

(b)    Notwithstanding the foregoing, the issuance by the Corporation of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with a direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Corporation convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Units covered by this Agreement.

(c)    For the avoidance of doubt and without limiting the generality of the foregoing, the existence of the Units shall not affect in any manner the right or power of the Corporation to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Corporation’s capital structure or its business; (ii) any merger or consolidation of the Corporation; (iii) the dissolution or liquidation of the Corporation; (iv) any sale, transfer or assignment of all or any part of the assets or business of the Corporation; or (v) any other corporate act or proceeding, whether of a similar character or otherwise.

6.    Representations and Warranties of Holders of Units.  As of the Effective Date and the date of execution of the Obligation Exchange Agreement, the Holder represents and warrants that:

(a)    The Holder has had access to all information regarding the Corporation and its present and prospective business, assets, liabilities and financial condition that the Holder reasonably considers important in connection with the Units, this Agreement, and the Obligation Exchange Agreement, and the Holder has had ample opportunity to ask questions of the Corporation’s representatives (and any such questions have been answered to Holder’s satisfaction) concerning such matters.

(b)    The Holder is fully aware of: (i) the highly speculative nature of the future potential financial returns on or from the Units, (ii) the financial risks and hazards involved in the future potential financial returns on or from the Units, and (iii) the tax consequences of executing and participating in this Agreement and the Obligation Exchange Agreement.

(c)    The Corporation has made no representations or warranties to the Holder with respect to the tax consequences (including, without limitation, the federal, state and local income tax consequences) related to or that could arise from executing and participating in this Agreement and the Obligation Exchange Agreement, and the Holder is in no manner relying on the Corporation or its representatives for an assessment of such tax consequences.

(d)    The Holder has been advised that Holder should consult with his own attorney, accountant, and/or tax advisor regarding the decision to enter into and participate in this Agreement and the Obligation Exchange Agreement and the tax, financial, and/or other consequences thereof, and, further, the Corporation has no responsibility to take or refrain from taking any action or actions in order to achieve a certain tax or financial result for the Holder.

7.    Stock Equivalent Unit Account.  Each Unit shall be evidenced by an entry on the books of the Corporation (an “Account”).  Each Account shall be the record of Units issued to Holder pursuant to the Obligation Exchange Agreement and this Agreement and shall be solely for accounting purposes.  Amounts payable or distributable hereunder shall be paid or distributed exclusively from the general assets of the Corporation, and no Holder entitled to payment or distribution hereunder shall have any claim, right, security interest, or other interest in any fund, trust, account, insurance contract, or asset of the Corporation from which a payment or distribution may be made.  The rights of a Holder of a Unit hereunder shall be solely those of an unsecured creditor of the Corporation.  The Corporation’s liability for payments or distributions hereunder, if any, shall be evidenced only by this Agreement.

8.    Restriction on Transfer.  The Units may not be assigned or transferred except by will, by the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined in the Internal Revenue Code of 1986, as amended.  If the Holder dies, the Units shall transfer to a person who acquired the right to the Units by bequest or inheritance. The Units shall not be subject to execution, attachment or similar process.  Any attempted assignment or transfer of the Units contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Units, shall be null and void and without effect.

9.    Notices.  All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if (i) personally delivered, (ii) sent by nationally-recognized overnight courier or (iii) sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

if to the Holder, to the address set forth on the signature page hereto; and

if to the Corporation, to:

Gabriel Technologies Corporation
Attention: Ronald Gillum
4538 S. 140th Street
Omaha, NE  68137

or to such other address as the party to whom notice is to be given may have furnished to each other party in writing in accordance herewith.  Any such communication shall be deemed to have been given (i) when delivered, if personally delivered, (ii) on the first Business Day (as hereinafter defined) after dispatch, if sent by nationally-recognized overnight courier and (iii) on the third Business Day following the date on which the piece of mail containing such communication is posted, if sent by mail.  As used herein, “Business Day” means a day that is not a Saturday, Sunday or a day on which banking institutions in the city to which the notice or communication is to be sent are not required to be open.

10.    No Waiver.  No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

11.    Holder Undertaking / Indemnification.  The Holder hereby agrees to take whatever additional actions and execute whatever additional documents the Corporation or its counsel may in their reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Holder pursuant to the express provisions of this Agreement.  Holder agrees to hold the Corporation, its subsidiary companies, officers, directors, employees and agents and their respective heirs, representatives, successors, and assigns harmless and to indemnify them against all liabilities, costs, and expenses (including reasonable attorneys’ fees) incurred by them as a result of any misrepresentation made by Holder herein or any other breach or violation by Holder of this Agreement or the Obligation Exchange Agreement.

12.    Governing Law.  This Agreement shall be governed by and construed, enforced and interpreted in accordance with the laws of the State of Nebraska (without regard to principles of conflicts of laws).  The Parties consent to the sole and exclusive jurisdiction of the state courts and U.S. federal courts having jurisdiction in Douglas County, Nebraska for any dispute arising out of this Agreement.

13.    Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

14.    Entire Agreement.  This Agreement, with the Obligation Exchange Agreement, constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes all prior written or oral negotiations, commitments, representations and agreements with respect thereto.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

GABRIEL TECHNOLOGIES CORPORATION

By:	/s/ Ronald E. Gillum
Name: Ronald E. Gillum
Title: President

HOLDER:

By:	/s/ Nicholas A. Fegen
Name: Nicholas A. Fegen
Address: 675 [illegible] Dr., Waukee, Ia. 50263